UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2026

Silver Bow Mining Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-43242	98-1858068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 Idaho Street Butte, Montana	59701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 406-718-7593

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	SBMT	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2026, the board of directors (the “Board”) of Silver Bow Mining Corp. (the “Company”) granted equity awards under the Company’s long-term incentive plan to Travis Naugle in the amount of 3,648 restricted stock units (“RSUs”).

All RSUs will vest upon the earlier of (i) a change in control of the Company, (ii) a sale of the majority of the Company’s assets, or (iii) the departure of Mr. Naugle from the Board.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits

104	Cover Page Interactive Data File--the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SILVER BOW MINING CORP.

Date: October 5, 2026	By:	/s/ C. Travis Naugle
C. Travis Naugle
Chief Executive Officer